Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES THIRD QUARTER FISCAL 2023 RESULTS
Loudon, TN, May 3, 2023 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the third quarter ended March 31, 2023.
Third Quarter Fiscal 2023 Highlights Compared to Third Quarter Fiscal 2022:
•Net sales increased 9.0% to $375.1 million
•Unit volume increased 2.9% to 2,637 units
•Gross profit increased 1.5% to $98.6 million
•Net income decreased 2.5% to $53.5 million
•Adjusted EBITDA decreased 0.6% to $79.3 million
•Net income available to Class A Common Stock per share (diluted) remained flat at $2.51 per share
•Adjusted fully distributed net income per share decreased 0.8% to $2.59 per share on a fully distributed weighted-average share count of 21.3 million shares of Class A Common Stock
“We delivered another solid quarter with sales growing 9.0% for another record quarter and net income and adjusted EBITDA coming in as expected. Our operational execution has been, and will continue to be, the hallmark of our success. The Malibu team demonstrated their resilience as we navigated through a, at times, choppy fiscal third quarter. We have made great strides in normalizing our channel inventory, particularly within our Malibu and Cobalt segments, allowing our dealers to be poised to satisfy customer demand as we enter the prime selling season. Within our Saltwater Fishing segment, demand throughout the boat show season was unwavering and at peak levels for the larger shows, and we feel particularly well positioned in this growing segment,” commented Jack Springer, Chief Executive Officer of Malibu Boats, Inc.
“Our commitment to growth and vertical integration remains our top priority as we continue to lead the way as one of the premier recreational boats manufacturers. Regardless of the environment, we are strategically advancing our leadership in the market to expand our manufacturing capacity, grow our distribution network, and bring key capabilities in-house, from engines to tooling. I am confident in our team’s ability to execute on our next growth phase and look forward to delivering value for our stakeholders as we close out another successful fiscal year,” continued Mr. Springer.
Third Quarter Fiscal 2023 Results (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
	(Dollars In Thousands)
Net Sales	$375,119	$344,287	$1,016,062	$861,671
Gross Profit	$98,574	$97,121	$248,833	$220,424
Gross Profit Margin	26.3%	28.2%	24.5%	25.6%
Net Income	$53,452	$54,833	$125,953	$113,745
Net Income Margin	14.2%	15.9%	12.4%	13.2%
Adjusted EBITDA	$79,267	$79,768	$193,937	$172,628
Adjusted EBITDA Margin	21.1%	23.2%	19.1%	20.0%
Net sales for the three months ended March 31, 2023 increased $30.8 million, or 9.0%, to $375.1 million as compared to the three months ended March 31, 2022. The increase in net sales was driven primarily by increased unit volumes in our Saltwater Fishing and Cobalt segments, a favorable model mix across all segments and inflation-driven year-over-year price increases, partially offset by lower unit volumes in the Malibu segment. Unit

Exhibit 99.1
volume for the three months ended March 31, 2023, increased 75 units, or 2.9%, to 2,637 units as compared to the three months ended March 31, 2022. Our unit volume increased primarily due to strong wholesale restocking demand across our Cobalt and Saltwater Fishing segments.
Net sales attributable to our Malibu segment decreased $6.3 million, or 3.5%, to $172.6 million for the three months ended March 31, 2023, compared to the three months ended March 31, 2022. Unit volumes attributable to our Malibu segment decreased 119 units for the three months ended March 31, 2023, compared to the three months ended March 31, 2022, primarily as a result of reduced wholesale restocking demand as channel inventory becomes more normalized combined with lower retail activity, accentuated by an abnormally high comparative period. The decrease in net sales was driven by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Saltwater Fishing segment increased $29.0 million, or 31.0%, to $122.7 million, for the three months ended March 31, 2023, compared to the three months ended March 31, 2022. Unit volume increased 167 units for the three months ended March 31, 2023 compared to the three months ended March 31, 2022. The increase in net sales was driven by increased volume, inflation-driven year-over-year price increases and a favorable model mix.
Net sales attributable to our Cobalt segment increased $8.1 million, or 11.3%, to $79.9 million for the three months ended March 31, 2023, compared to the three months ended March 31, 2022. Unit volumes attributable to Cobalt increased 27 units for the three months ended March 31, 2023 compared to the three months ended March 31, 2022. The increase in net sales was driven primarily by increased volume, inflation-driven year-over-year price increases and a favorable model mix.
Overall consolidated net sales per unit increased 5.9% to $142,252 per unit for the three months ended March 31, 2023, compared to the three months ended March 31, 2022. Net sales per unit for our Malibu segment increased 5.1% to $128,977 per unit for the three months ended March 31, 2023, compared to the three months ended March 31, 2022, driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs. Net sales per unit for our Saltwater Fishing segment increased 0.5% to $170,837 per unit for the three months ended March 31, 2023 driven by inflation-driven year-over-year price increases, offset by an unfavorable model mix. Net sales per unit for our Cobalt segment increased 6.1% to $137,499 per unit for the three months ended March 31, 2023, compared to the three months ended March 31, 2022, driven by a favorable model mix and inflation-driven year-over-year price increases.
Cost of sales for the three months ended March 31, 2023 increased $29.4 million, or 11.9%, to $276.5 million as compared to the three months ended March 31, 2022. The increase in cost of sales was primarily driven by a 2.9% increase in volumes, a mix shift to Saltwater Fishing and Cobalt and increased component costs. In the Malibu segment, while we experienced higher per unit material and labor costs, the volume decrease more than offset the $5.5 million increase in cost of sales related to higher per unit rates. Within our Saltwater Fishing segment, higher per unit material and labor costs contributed $2.7 million to the increase in cost of sales and were driven by increased prices due to inflationary pressures and offset by an unfavorable model mix. In the Cobalt segment, higher per unit material and labor costs contributed $4.4 million to the increase in cost of sales and were driven by increased prices due to inflationary pressures and by an increased mix of larger models that corresponded with higher net sales per unit.
Gross profit for the three months ended March 31, 2023 increased $1.5 million, or 1.5%, to $98.6 million compared to the three months ended March 31, 2022. The increase in gross profit was driven primarily by higher sales revenue partially offset by the increased cost of sales for the reasons noted above. Gross margin for the three months ended March 31, 2023 decreased 190 basis points from 28.2% to 26.3% driven primarily by increased mix of the Saltwater Fishing segment and increased dealer flooring program costs.
Selling and marketing expenses for the three months ended March 31, 2023 increased $0.4 million, or 6.0% to $7.2 million compared to the three months ended March 31, 2022. The increase was driven primarily by increased promotional events. As a percentage of sales, selling and marketing expenses decreased 10 basis points to 1.9% for the three months ended March 31, 2023 compared to 2.0% for the three months ended March 31, 2022. General and

Exhibit 99.1
administrative expenses for the three months ended March 31, 2023 increased $2.3 million, or 13.6%, to $19.5 million as compared to the three months ended March 31, 2022 driven primarily by an increase in compensation and personnel-related expenses, an increase in professional fees and an increase in travel related expenses. As a percentage of sales, general and administrative expenses increased 20 basis points to 5.2% for the three months ended March 31, 2023 compared to 5.0% for the three months ended March 31, 2022. Amortization expense remained flat at $1.7 million for the three months ended March 31, 2023.
Operating income for the third quarter of fiscal year 2023 decreased to $70.3 million from $71.5 million in the third quarter of fiscal year 2022. Net income for the third quarter of fiscal year 2023 decreased 2.5% to $53.5 million from $54.8 million and net income margin decreased to 14.2% from 15.9% in the third quarter of fiscal year 2022. Adjusted EBITDA in the third quarter of fiscal year 2023 decreased 0.6% to $79.3 million from $79.8 million, while Adjusted EBITDA margin decreased to 21.1% from 23.2% in the third quarter of fiscal year 2022.
Fiscal 2023 Guidance
For the fiscal full year 2023, Malibu anticipates net sales growth slightly over 10% year-over-year and Adjusted EBITDA margin down slightly year-over-year.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition and integration related expenses, costs related to the Company’s vertical integration initiatives and litigation expenses that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss third quarter of fiscal year 2023 results on Wednesday, May 3, 2023, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (833) 630-1956 or (412) 317-1837 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected

Exhibit 99.1
by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures".
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding trends toward larger, more custom boats; our expectations for opportunities for growth and demand for our products, including beyond calendar year 2023; and our ability to continue to deliver value for our stockholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general industry, economic and business conditions; our large fixed cost base; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components and any interruption of our informal supply arrangements; our

Exhibit 99.1
reliance on certain suppliers for our engines and outboard motors; our ability to meet our manufacturing workforce needs; exposure to workers' compensation claims and other workplace liabilities; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to protect our intellectual property; disruptions to our network and information systems; our success at developing and implementing a new enterprise resource planning system; risks inherent in operating in foreign jurisdictions; the effects of the COVID-19 pandemic on us; a natural disaster, global pandemic or other disruption at our manufacturing facilities; increases in income tax rates or changes in income tax laws; our dependence on key personnel; our ability to enhance existing products and market new or enhanced products; the continued strength of our brands; the seasonality of our business; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; competition with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and increases in interest rates; an increase in energy and fuel costs; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to claims for product liability and warranty claims; changes to U.S. trade policy, tariffs and import/export regulations; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; our holding company structure; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our variable rate indebtedness which subjects us to interest rate risk; our obligation to make certain payments under a tax receivables agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
David Black
Interim Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Net sales	$375,119	$344,287	$1,016,062	$861,671
Cost of sales	276,545	247,166	767,229	641,247
Gross profit	98,574	97,121	248,833	220,424
Operating expenses:
Selling and marketing	7,176	6,773	18,560	17,548
General and administrative	19,455	17,129	57,732	49,207
Amortization	1,680	1,682	5,111	5,257
Operating income	70,263	71,537	167,430	148,412
Other expense, net:
Other (income) expense, net	(110)	(10)	153	(33)
Interest expense	649	650	2,844	1,990
Other expense, net	539	640	2,997	1,957
Income before provision for income taxes	69,724	70,897	164,433	146,455
Provision for income taxes	16,272	16,064	38,480	32,710
Net income	53,452	54,833	125,953	113,745
Net income attributable to non-controlling interest	1,564	1,955	4,020	4,032
Net income attributable to Malibu Boats, Inc.	$51,888	$52,878	$121,933	$109,713

Comprehensive income:
Net income	$53,452	$54,833	$125,953	$113,745
Other comprehensive (loss) income:
Change in cumulative translation adjustment	(411)	711	(620)	14
Other comprehensive (loss) income	(411)	711	(620)	14
Comprehensive income	53,041	55,544	125,333	113,759
Less: comprehensive income attributable to non-controlling interest	1,552	1,980	4,001	4,032
Comprehensive income attributable to Malibu Boats, Inc.	$51,489	$53,564	$121,332	$109,727

Weighted-average shares outstanding used in computing net income per share:
Basic	20,533,649	20,777,512	20,465,534	20,843,040
Diluted	20,679,631	20,982,873	20,608,968	21,097,502
Net income available to Class A Common Stock per share:
Basic	$2.53	$2.54	$5.96	$5.26
Diluted	$2.51	$2.51	$5.92	$5.20

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	March 31, 2023	June 30, 2022
Assets
Current assets
Cash	$35,158	$83,744
Trade receivables, net	80,934	51,598
Inventories, net	185,384	157,002
Prepaid expenses and other current assets	6,831	6,155
Total current assets	308,307	298,499
Property, plant and equipment, net	198,437	170,718
Goodwill	100,630	100,804
Other intangible assets, net	223,163	228,304
Deferred tax asset	42,273	42,314
Other assets	9,359	10,687
Total assets	$882,169	$851,326
Liabilities
Current liabilities
Current maturities of long-term obligations	$—	$1,563
Accounts payable	51,342	44,368
Accrued expenses	90,636	87,742
Income taxes and tax distribution payable	1,536	1,670
Payable pursuant to tax receivable agreement, current portion	3,958	3,958
Total current liabilities	147,472	139,301
Deferred tax liabilities	27,612	26,965
Other liabilities	10,254	11,855
Payable pursuant to tax receivable agreement, less current portion	43,300	41,583
Long-term debt	20,260	118,054
Total liabilities	248,898	337,758

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,624,712 shares issued and outstanding as of March 31, 2023; 20,501,081 issued and outstanding as of June 30, 2022	204	203
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 12 shares issued and outstanding as of March 31, 2023; 10 shares issued and outstanding as of June 30, 2022	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and June 30, 2022	—	—
Additional paid in capital	84,802	85,294
Accumulated other comprehensive loss	(4,127)	(3,507)
Accumulated earnings	543,117	421,184
Total stockholders' equity attributable to Malibu Boats, Inc.	623,996	503,174
Non-controlling interest	9,275	10,394
Total stockholders’ equity	633,271	513,568
Total liabilities and stockholders' equity	$882,169	$851,326

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net Income Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Net income	$53,452	$54,833	$125,953	$113,745
Provision for income taxes	16,272	16,064	38,480	32,710
Interest expense	649	650	2,844	1,990
Depreciation	5,463	4,848	16,147	14,379
Amortization	1,680	1,682	5,111	5,257
Stock-based compensation expense [1]	1,751	1,691	5,402	4,547
Adjusted EBITDA	$79,267	$79,768	$193,937	$172,628
Net Sales	$375,119	$344,287	$1,016,062	$861,671
Net Income Margin [2]	14.2%	15.9%	12.4%	13.2%
Adjusted EBITDA Margin [2]	21.1%	23.2%	19.1%	20.0%

(1)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(2)	We calculate net income margin as net income divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$51,888	$52,878	$121,933	$109,713
Provision for income taxes	16,272	16,064	38,480	32,710
Acquisition related expenses [1]	1,641	1,641	4,995	4,995
Stock-based compensation expense [2]	1,751	1,691	5,402	4,547
Net income attributable to non-controlling interest [3]	1,564	1,955	4,020	4,032
Fully distributed net income before income taxes	73,116	74,229	174,830	155,997
Income tax expense on fully distributed income before income taxes [4]	17,767	17,666	42,484	37,127
Adjusted fully distributed net income	$55,349	$56,563	$132,346	$118,870

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted-average shares outstanding of Class A Common Stock used for basic net income per share:	20,533,649	20,777,512	20,465,534	20,843,040
Adjustments to weighted-average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [5]	516,322	600,919	573,132	600,919
Weighted-average unvested restricted stock awards issued to management [6]	290,450	268,387	276,587	246,737
Adjusted weighted-average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,340,421	21,646,818	21,315,253	21,690,696

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Net income available to Class A Common Stock per share	$2.53	$2.54	$5.96	$5.26
Impact of adjustments:
Provision for income taxes	0.79	0.77	1.88	1.57
Acquisition related expenses [1]	0.08	0.08	0.24	0.24
Stock-based compensation expense [2]	0.09	0.08	0.27	0.22
Net income attributable to non-controlling interest [3]	0.08	0.09	0.20	0.19
Fully distributed net income per share before income taxes	3.57	3.56	8.55	7.48
Impact of income tax expense on fully distributed income before income taxes [4]	(0.87)	(0.85)	(2.08)	(1.78)
Impact of increased share count [7]	(0.11)	(0.10)	(0.26)	(0.22)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$2.59	$2.61	$6.21	$5.48

(1)	For the three and nine months ended March 31, 2023 and 2022, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(2)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(3)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(4)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.3% and 23.8% of income before income taxes for the three and nine months ended March 31, 2023 and 2022, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2023 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(5)	Represents the weighted-average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(6)	Represents the weighted-average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(7)	Reflects impact of increased share counts assuming the exchange of all weighted-average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted-average unvested restricted stock awards included in outstanding shares granted to members of management.